SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                               ------------

                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported):    August 14, 1998



                     COMCAST UK CABLE PARTNERS LIMITED
      ---------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


     Bermuda                      0-24792             Not applicable
 ---------------             ----------------       -------------------
 (State or Other             (Commission File         (IRS Employer
 Jurisdiction of                  Number)           Identification No.)
  Incorporation)


                     Clarendon House, 2 Church Street West
                          Hamilton, HM 11, Bermuda
           --------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)




      Registrant's telephone number, including area code: (441) 295-5950


      ITEM 5. Other Events.

      On August 14, 1998, Comcast UK Cable Partners Limited ("Comcast UK") entered into an agreement (the "Telewest Agreement") with Telewest Communications plc ("Telewest") and NTL Incorporated ("NTL") relating to Comcast UK's ownership interests in Birmingham Cable Corporation Limited ("Birmingham Cable"), Comcast UK's and Telewest's respective ownership interests in Cable London plc ("Cable London") and certain other related matters.

      Pursuant to the Telewest Agreement, Comcast UK has agreed to sell its 27.5% ownership interest in Birmingham Cable to Telewest for UK Pound Sterling125 million, plus UK Pound Sterling5 million for certain subordinated debt and fees owed to Comcast UK, and Comcast UK and Telewest have resolved their differences regarding the operations of the terms of the Co-Ownership Agreement between them as principal shareholders of Birmingham Cable and the Articles of Association of Birmingham Cable. Comcast UK and Telewest have also agreed within a certain time period to rationalize their joint ownership of Cable London pursuant to an agreed procedure. Generally between six and nine months after the Amalgamation (as defined below), Comcast UK (or NTL following the Amalgamation) will notify Telewest of the price at which it is willing to sell its 50% ownership interest in Cable London to Telewest. Following such notification, Telewest at its option will be required at that price to either purchase Comcast UK's 50% ownership interest in Cable London or sell its 50% ownership interest in Cable London to Comcast UK (or NTL).

      The arrangements with Telewest are not dependent upon the consummation of Comcast UK's amalgamation (the "Amalgamation") with a wholly-owned subsidiary of NTL. As a result of the Telewest Agreement, the status of Comcast UK's ownership interest in Cable London has been resolved for purposes of the Amalgamation and, assuming consummation of the sale of Comcast UK's ownership interest in Birmingham Cable to Telewest immediately prior to the Amalgamation, Comcast UK shareholders will receive in the Amalgamation 0.3745 shares of NTL common stock for each Comcast UK share.

      In connection with the Telewest Agreement, Comcast UK, NTL and NTL (Bermuda) Limited have entered into Amendment No. 2 (the "Amendment") to the Agreement and Plan of Amalgamation dated as of February 4, 1998, extending the termination date for the Amalgamation from October 5, 1998 to November 4, 1998.

      On August 17, 1998, Comcast UK and NTL issued a press release (the "Press Release") announcing the Telewest Agreement and the Amendment.
Attached hereto as Exhibits 2.1, 2.2 and 99.1, respectively, are copies of the Telewest Agreement, the Amendment and the Press Release. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.


ITEM 7(c). Exhibits.

Exhibit No.        Description
-----------        -----------

2.1                Agreement dated August 14, 1998 among Telewest
                   Communications plc, Telewest Communications Holdings Limited, Comcast UK Cable Partners Limited and NTL Incorporated.

2.2 Amendment No. 2 dated August 14, 1998 to Agreement and Plan of Amalgamation dated as of February 4, 1998 among NTL Incorporated, NTL (Bermuda) Limited and Comcast UK Cable Partners Limited.

99.1 Press Release dated August 17, 1998 from Comcast UK Cable Partners Limited and NTL Incorporated.



                                 SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        COMCAST UK CABLE PARTNERS LIMITED



Dated: August 19, 1998                  By: /s/ Arthur R. Block
                                            ------------------------------
                                            Arthur R. Block
                                            Vice President and
                                            Senior Deputy General Counsel



                             INDEX TO EXHIBITS


Exhibit No.      Description
-----------      -----------

2.1              Agreement dated August 14, 1998 among Telewest
                 Communications plc, Telewest Communications Holdings Limited, Comcast UK Cable Partners Limited and NTL Incorporated.

2.2              Amendment No. 2 dated August 14, 1998 to Agreement and
                 Plan of Amalgamation dated as of February 4, 1998 among NTL Incorporated, NTL (Bermuda) Limited and Comcast UK Cable Partners Limited.

99.1 Press Release dated August 17, 1998 from Comcast UK Cable Partners Limited and NTL Incorporated.